CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Variable Equity Trust – ClearBridge Variable Mid Cap Portfolio (the “Registrant”), each certify to the best of their knowledge that:

1.     The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2022 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Variable Equity Trust	Legg Mason Partners Variable Equity Trust
ClearBridge Variable Mid Cap Portfolio	ClearBridge Variable Mid Cap Portfolio

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci

Date: August 18, 2022	Date: August 18, 2022

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.